Exhibit 4.2

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of September 22, 2008, by and among CT Technologies Holdings, LLC, a Delaware limited liability company (the “Company”) and the Members of the Company signatory hereto, including DLJ Investment Partners III, L.P., a Delaware limited partnership (“DLJ III”), DLJ Investment Partners, L.P., a Delaware limited partnership (“DLJ”), IP III Plan Investors, L.P., a Bermuda limited partnership (“IP”, and together with DLJ III and DLJ, collectively, “Credit Suisse”), New York Life Investment Management Mezzanine Partners II, LP, a Delaware limited partnership (“NYLIM”), NYLIM Mezzanine Partners II Parallel Fund, LP, a Delaware limited partnership (“NYLIM Parallel”, and together with NYLIM, collectively, “NYL”), and Pennant Park Investment Corporation, a Maryland corporation (“PennantPark” and collectively with Credit Suisse and NYL, the “New Mezzanine Investors”) or signatory to a joinder in the form of the attached Exhibit A (the “Stockholders”). Capitalized terms used but not otherwise defined in this Agreement are defined in Section 9.

WHEREAS, on June 15, 2007 certain of the Stockholders entered into an Amended and Restated Registration Rights Agreement (the “Existing Agreement”), and the Stockholders wish to amend and restated the Existing Agreement in its entirety as set forth herein;

WHEREAS, Section 10(d) of the Existing Agreement provides that the Existing Agreement may only be amended upon the prior written consent of the Company and holders of a majority of the Registrable Securities (as defined in the Existing Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby amend and restate the Existing Agreement in its entirety as follows:

1. Demand Registrations.

(a) Requests for Registration. Subject to Sections 1(b) through (g) below, (i) at any time and from time to time, the holders of a majority of the Series A Registrable Securities and (ii) at any time and from time to time after the Company’s Initial Public Offering, the holders of a majority of the Mezzanine Registrable Securities, may (in the case of both clause (i) and clause (ii) above) request registration, whether underwritten or not, under the Securities Act of all or any portion of their respective Registrable Securities (A) on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”), (B) on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”), if available, or (C) on any applicable “short form” pursuant to Rule 415 under the Securities Act (a “415 Registration”), if available. All registrations requested as described in this Section 1 are referred to herein as “Demand Registrations.” Each request for a Demand Registration will specify the approximate number of Registrable Securities requested to be registered, the anticipated per share price range for such offering (which range may be revised from time to time by the Persons initiating such Demand Registration by written notice to the Company to that effect), and whether the Demand Registration will be underwritten. Each request for a Demand Registration and, subject to the provisions of Section 7, each request for inclusion in such Demand Registration also will specify the manner and disposition of the shares of Registrable Securities included therein. Within 10 days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and, subject to any restrictions contained herein or in Section 7 of the Members Agreement, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b) Long-Form Registrations. The holders of a majority of the Series A Registrable Securities will be entitled to request two Long-Form Registrations and the holders of a majority of the Mezzanine Registrable Securities will be entitled to request one Long-Form Registration, in each case in which the Company will pay all Registration Expenses; provided that the Company will have no obligation to grant any request for a Long-Form Registration unless the aggregate value of the Registrable Securities to be sold through such registration equals at least $5.0 million. The Company will pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective; provided, however, that if the Persons initiating such Demand Registration withdraw their request for such Long-Form Registration and such withdrawal is not based, in the good faith judgment of the Company, upon an adverse change in financial market conditions affecting the offering or any information relating to the Company or its Subsidiaries, then all holders that requested to have shares of Registrable Securities included in such Long-Form Registration will pay all Registration Expenses incurred in connection therewith, pro rata based on the number of shares of Registrable Securities requested by such holders to be included in such registration. The Company will use its commercially reasonable efforts to cause any Long-Form Registration to be declared effective under the Securities Act as soon as practicable after filing of such Long-Form Registration. A registration will not count as a permitted Long-Form Registration until it has become effective. A registration will not count as the final Long-Form Registration permitted to be initiated under this Agreement by the holders of a majority of the Series A Registrable Securities or the holders of a majority of the Mezzanine Registrable Securities, as applicable, unless the holders who initiated such registration are able to register and sell at least 90% of the Registrable Securities that such holders have requested to be included in such registration.

(c) Short-Form Registrations. The holders of a majority of the Series A Registrable Securities will be entitled to request an unlimited number of Short-Form Registrations and the holders of a majority of the Mezzanine Registrable Securities will be entitled to request one Short-Form Registration, in each case in which the Company will pay all Registration Expenses; provided that the holders of a majority of the Series A Registrable Securities may not request more than two Short-Form Registrations in any consecutive 12-month period; and provided further that the Company will have no obligation to grant any request for a Short-Form Registration unless the aggregate value of the Registrable Securities to be sold through such registration equals at least $5.0 million. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company will use commercially reasonable efforts to make Short-Form Registrations on Form S-3 or any other short form available for the sale of Registrable Securities. The Company will use its commercially reasonable efforts to cause any Short-Form Registration to be declared effective under the Securities Act as soon as practicable after filing of such Short-Form Registration. A registration will not count as a permitted Short-Form Registration until it has become effective. A registration will not count as the final Short-Form Registration permitted to be initiated under this Agreement by the holders of a majority of the Series A Registrable Securities or the holders of a majority of the Mezzanine Registrable Securities, as applicable, unless the holders who initiated such registration are able to register and sell at least 90% of the Registrable Securities that such holders have requested to be included in such registration.

(d) 415 Registrations.

(i) The holders of a majority of the Series A Registrable Securities will be entitled to request two 415 Registrations and the holders of a majority of the Mezzanine Registrable Securities will be entitled to request one 415 Registration, in each case in which the Company will pay all Registration Expenses; provided that the Company will have no obligation to grant any request for a 415 Registration unless such registration is on Form S-3 or any similar short-form; and provided further that the Company will have no obligation to grant any request for a 415 Registration unless the aggregate value of the Registrable Securities to be sold through such registration equals at least $5.0 million. Subject to the availability of required financial information, within 45 days after the Company receives written notice of a request for a 415 Registration, the Company will file with the Securities and Exchange Commission a registration statement under the Securities Act for the 415 Registration. The Company will use its commercially reasonable efforts to cause the 415 Registration to be declared effective under the Securities Act as soon as practicable after filing and, once effective, the Company will (subject to the provisions of clause (ii) below) cause such 415 Registration to remain effective for such time period as is specified in such request, but for no time period longer than the period ending on the earlier of (A) the second anniversary of the date of filing of the 415 Registration, (B) the date on which all Registrable Securities covered by such 415 Registration have been sold pursuant to the 415 Registration and (C) the date as of which there are no longer any Registrable Securities covered by such 415 Registration in existence.

(ii) If the holders of a majority of the Series A Registrable Securities notify the Company in writing that they intend to effect the sale of all or substantially all of the Series A Registrable Securities held by such holders pursuant to a single integrated offering pursuant to a then effective registration statement for a 415 Registration (a “Takedown”), then so long as the aggregate value of the Registrable Securities to be sold through such Takedown equals at least $1.0 million, the Company and each holder of Registrable Securities will not effect any public sale or distribution of its Equity Securities during the 90-day period beginning on the date such notice of a Takedown is received, except pursuant to such Takedown. Notwithstanding anything contained herein to the contrary, all holders of Registrable Securities and holders of Common Stock who have a contractual right to participate in such Takedown may participate in such Takedown, pro rata based on the number of shares of Registrable Securities requested by such holders to be included in such Takedown.

(e) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other shares of Common Stock requested to be included in such offering exceeds the number of Registrable Securities and other shares of

Common Stock, if any, which can be sold in such offering without adversely affecting the Company or the marketability of the offering, the Company will, subject to any restrictions contained in Section 7 of the Members Agreement, include in such registration (i) first, any Company Registrable Securities that the holders of the Series A Registrable Securities have requested to be included in such offering pursuant to Section 4(c), and (ii) second, the number of Registrable Securities requested to be included in such registration by the holders of such Registrable Securities under this Agreement or pursuant to any other agreement with the Company, pro rata among the respective holders thereof on the basis of the number of shares of Registrable Securities requested to be included in such registration.

(f) Restrictions on Demand Registrations.

(i) Notwithstanding any other provision of this Agreement, the Company will not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given the right to have such Holder’s Registrable Securities included pursuant to Section 2 hereof.

(ii) If the Company’s board of directors in good faith determines that the filing or effectiveness of a registration statement in connection with any requested Demand Registration would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other transaction as to which the Company or any of its Subsidiaries has then taken substantial steps, or would require disclosure of facts or circumstances which disclosure would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other transaction as to which the Company or any of its Subsidiaries has then taken substantial steps, then the Company may delay such registration for a period of up to 120 days so long as the Company is still pursuing the transaction that allowed such delay (it being agreed that the Company may not delay requested registrations pursuant to this clause (ii) more than once during any period of 360 consecutive days). If the Company postpones the filing or effectiveness of a registration statement pursuant to this Section 1(f), it will promptly notify in writing the holders of Registrable Securities requesting such registration when the events or circumstances permitting such postponement have ended.

(g) Selection of Underwriters. The holders of a majority of the Series A Registrable Securities will have the right to select the investment banker(s) and manager(s) to administer the offering relating to any Demand Registration requested by the holders of a majority of the Series A Registrable Securities, subject to the Company’s approval which will not be unreasonably withheld or delayed. The Company will have the right to select the investment banker(s) and manager(s) to administer the offering relating to any Demand Registration requested by the holders of a majority of the Mezzanine Registrable Securities.

2. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its Common Stock under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a

“Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion in such registration within 20 days after the receipt of the Company’s notice.

(b) Piggyback Expenses. The Registration Expenses of the Company and of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will, subject to any restrictions contained in Section 7 of the Members Agreement, include in such registration (i) first, the number of shares of Common Stock the Company proposes to sell in such registration; and (ii) second, the number of Registrable Securities and other shares of Common Stock requested to be included in such registration pursuant to binding contractual obligations of the Company, pro rata among the respective holders of such Common Stock or Registrable Securities on the basis of the number of shares requested to be included in such registration.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Common Stock who have the contractual right to initiate such a registration, and the managing underwriters advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the Company or the marketability of the offering, the Company will, subject to any restrictions contained in Section 7 of the Members Agreement, include in such registration (i) first, the number of shares of Common Stock requested to be included in such offering by the holders initially requesting such registration pursuant to their contractual rights; (ii) second, the number of shares of Common Stock the Company proposes to sell in such registration; and (iii) third, the number of Registrable Securities and other shares of Common Stock requested to be included in such registration pursuant to binding contractual obligations of the Company, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration.

(e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company’s selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities requested to be included in such offering. Such approval will not be unreasonably withheld or delayed.

(f) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 hereof or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its Equity Securities or securities convertible or exchangeable into or exercisable for its Equity Securities under the Securities Act (except on Form S-4 or Form S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the date such previous registration became effective.

3. Holdback Agreements. Notwithstanding anything to the contrary contained in this Agreement, the Company will not effect any public sale or distribution of its Equity Securities during the seven days prior to and during the 180-day period beginning on the effective date of the Initial Public Offering, any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriter(s) managing such underwritten registration otherwise agree.

4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will, subject to the provisions of Section 7, use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective;

(b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed under this Agreement and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the earlier of (i) a period of not less than six months and not more than one year (or, in the case of a 415 Registration, not more than two years) and (ii) the date as of which there are no longer any Registrable Securities covered by such registration statements in existence, in each case in order to comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock covered by such registration statement;

(c) in the case of the Initial Public Offering only, if requested by the holders of a majority of the Series A Registrable Securities, use its commercially reasonable efforts to cause to be included in such registration statement Equity Securities (“Company Registrable Securities”) to be offered in a primary offering of Common Stock contemporaneously with such offering;

(d) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), exhibits, and such other documents as such seller and underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller in accordance with the procedures described therein;

(e) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller and underwriter reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(f) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in such prospectus not misleading and, at the request of any such seller, the Company will promptly prepare and file a supplement or amendment to such prospectus and/or registration statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements in such prospectus not misleading; provided, however, in connection with any 415 Registration, if the Company’s board of directors in good faith determines that the filing of such a supplement or amendment would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other transaction as to which the Company or any of its Subsidiaries has then taken substantial steps, or would require disclosure of facts or circumstances which disclosure would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other transaction as to which the Company or any of its Subsidiaries has then taken substantial steps, then the Company may delay such filing for a period of up to 120 days so long as the Company is still pursuing the transaction that allowed such delay (it being agreed that the Company may not delay any filing pursuant to this clause more than once during any period of 360 consecutive days; provided further that if the Company postpones the filing of a supplement or amendment pursuant to the foregoing, it will promptly notify in writing the holders of Registrable Securities included in such registration when the events or circumstances permitting such postponement have ended and at such time will proceed with the filing of the requested supplement or amendment;

(g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on any other securities exchange on which any Common Stock is listed;

(h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the first registration statement relating to Registrable Securities or other shares of Common Stock;

(i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Series A Registrable Securities or the holders of a majority of the Mezzanine Registrable Securities, as applicable, initially requested to be included in such offering or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities requested to be included in such offering (including effecting a stock split or a combination of shares);

(j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the applicable registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its commercially reasonable efforts to obtain promptly the withdrawal of such order;

(m) use its commercially reasonable efforts to cause its management to participate fully in the sale process, including, without limitation, the preparation of the applicable registration statement and the preparation and presentation of any “road shows,” whether domestic or international;

(n) use its commercially reasonable efforts to cause all Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with the procedures set forth in such registration statement;

(o) furnish to each seller of Registrable Securities a signed counterpart addressed to such seller and the underwriters, if any, of:

(i) an opinion of counsel for the Company (in customary form), dated the effective date of such registration statement (and, if such registration relates to an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

(ii) a “comfort” letter, dated the effective date of such registration statement (and, if such registration relates to an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included in such registration statement) and, in the case of the accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

(p) notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

(i) when the registration statement, the prospectus or any prospectus supplement related to such registration statement or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment to such registration statement, when the same has become effective;

(ii) of any request by the Securities and Exchange Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

(iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration or the initiation of any proceedings by any Person for that purpose; and

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(q) at least five days before filing a registration statement or prospectus and as promptly as practicable prior to filing any amendments or supplements thereto, the Company will furnish to legal counsel representing the holders of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed;

(r) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement filed in connection herewith, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

(s) cooperate with each holder of Registrable Securities covered by the applicable registration statement and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates will not bear any restrictive legends and will be in a form eligible for deposit with the transfer agent for the Common Stock; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two business days prior to any sale of Registrable Securities;

(t) make available for inspection by a representative selected by a majority of the holders of Registrable Securities, if any, participating in the offering, any underwriter participating in any disposition pursuant to the registration and any attorney or accountant retained by such selling holder or underwriter (each, an “Inspector”), all financial and other records, pertinent corporate documents and properties of the Company (the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration; provided that the Company will not be required to comply with this clause (t) if there is a reasonable likelihood, in the judgment of the Company exercised in good faith, that such delivery could result in the loss of any attorney-client privilege related thereto; and provided further that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential will not be disclosed by the Inspectors (other than to any holder of Registrable Securities participating in the offering) unless (x) such Records have become generally available to the public or (y) the disclosure of such Records may be necessary or appropriate (A) to comply with any law, rule, regulation or order applicable to any such Inspectors or holder of Registrable Securities, (B) in response to any subpoena or other legal process or (C) in connection with any litigation to which such Inspectors or any holder of Registrable Securities is a party (provided that Company is provided with reasonable notice of such proposed disclosure and a reasonable opportunity to seek a protective order or other appropriate remedy with respect to such Records); and

(u) use its commercially reasonable efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration.

Each holder of Registrable Securities agrees that if and for so long as he or she is employed by the Company, he or she will participate fully in the sale process, including the preparation of the registration statement and the preparation and presentation of any such road shows. Except as otherwise provided in Section 1(b), prior to the effectiveness of any registration statement relating to any offering hereunder, any holder of Registrable Securities requested to be included in such offering may withdraw any or all of such Registrable Securities from such offering by written notice to the Company to that effect (whereupon such withdrawn Registrable Securities will no longer be considered to have been requested to be included in such offering), and no such withdrawal will adversely affect the rights of any holder of Registrable Securities requested to be included in such offering. Upon receipt of notice from the Company pursuant to Section 4(f), 4(l), 4(p)(iii) or 4(p)(iv), each holder of Registrable Securities agrees to immediately cease offering or selling any Registrable Securities pursuant to the applicable registration. Upon sale of all Registrable Securities included by the holder thereof in any registration undertaken pursuant to this Agreement, such holder agrees to furnish the Company with prompt written notice of such fact. Each holder of Registrable Securities included in a registration undertaken pursuant to this Agreement agrees to use, and to cause any attorney, accountant, Inspector or other agent retained by such holder to use, any information regarding the Company obtained pursuant to this Agreement solely for the purposes contemplated by this Agreement.

5. Registration Expenses.

(a) All expenses incidental to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, and the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

(b) In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one law firm chosen by the holders of a majority of the Registrable Securities requested to be included in such registration.

6. Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, such holder’s officers and directors, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment of such registration statement or supplement to such registration statement or any omission or alleged omission of a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use in such registration statement or by such holder’s failure to deliver to the purchaser a copy of the registration statement or prospectus or any amendments or supplements to such registration statement, in each case to the extent that such document was required to be delivered and the damages, liabilities or expenses are caused by a failure to deliver such document. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment of such registration statement or supplement to such registration statement or any omission or alleged omission of a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder or on such holder’s behalf, in such holder’s capacity as a holder of Registrable Securities and not in such holder’s capacity as a director or officer of the Company, if applicable, expressly for use therein; provided that the obligation to indemnify will be individual, not joint and several, for each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to the registration statement upon which the claim for indemnification is based.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the ability of the indemnifying party to defend against such claim) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one law firm for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, will, except with the consent of any indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term of such settlement a requirement that the claimant or plaintiff give to such indemnified party a release from all liability in respect to such claim or litigation.

(e) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to in this Agreement, each indemnifying party, in lieu of indemnifying such indemnified party thereunder, will, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the omissions or violations (or alleged omissions or violations) which resulted in such loss, claim, damage or liability. The relative fault of the indemnifying party and of the indemnified party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event will any contribution by a holder hereunder exceed the net proceeds from the offering received by such holder less any amounts paid pursuant to Section 6(b). The Company and each holder of Registrable Securities agrees that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by any method of allocation which does not take into account the equitable considerations referred to in this Section 6(e). No Person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are standard and customary and are required under the terms of such underwriting arrangements, and (c) completes and executes any other documents reasonably required.

8. Rule 144; Rule 144A.

(a) If the Company shall have filed a registration statement pursuant to Section 12 of the Securities Exchange Act or a registration statement pursuant to the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act with respect to Common Stock and the rules and regulations adopted by the Securities and Exchange Commission thereunder and will use its commercially reasonable efforts to take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or (b) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

(b) The Company represents and warrants that the Registrable Securities are not, and are not of the same class as any other securities, listed on a national securities exchange registered under Section 6 of the Securities Exchange Act or quoted in an automated inter-dealer quotation system. For so long as the representations and warranties contained in the immediately preceding sentence remain accurate and any shares of Registrable Securities are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company covenants and agrees that it will, during any period in which it is not subject to Section 13 or 15(d) of the Securities Exchange Act, make available to any holder of Registrable Securities in connection with the sale of such holder’s Registrable Securities and any prospective purchaser of Registrable Securities from such, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

9. Definitions.

“415 Registration” will have the meaning set forth in Section 1(a).

“ABRY” means ABRY Partners V, L.P., a Delaware limited partnership, ABRY Partners VI, L.P., a Delaware limited partnership, ABRY Partners V Affiliated Investors, L.P., a Delaware limited partnership, ABRY Investment Partnership, L.P., a Delaware limited partnership, or any Person controlling, controlled by or under common control with either of them.

“ARCC” means Ares Capital Corporation, a Maryland corporation.

“ASE” means ABRY Senior Equity II, L.P., a Delaware limited partnership, together with ABRY Senior Equity II-A, L.P., a Delaware limited partnership.

“Agreement” will have the meaning set forth in the first paragraph of this Agreement.

“Common Stock” means the Common Stock of the Successor Corporation formed pursuant to Section 7 of the Members Agreement.

“Company” will have the meaning set forth in the first paragraph of this Agreement, which meaning will include any Successor Corporation.

“Company Registrable Securities” will have the meaning set forth in Section 4(c).

“Demand Registrations” will have the meaning set forth in Section 1(a).

“Equity Securities” of any Person means (i) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities in or of such Person (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, interest, participation or security described in clause (i) above.

“Initial Public Offering” means the sale of shares of Common Stock in an underwritten initial public offering registered under the Securities Act (other than on Form S-8 or Form S-4 or any comparable forms) that has been filed under the Securities Act and declared effective by the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act, other than a sale of Common Stock issued together with preferred stock or indebtedness of the Company or any of its Subsidiaries.

“Inspector” will have the meaning set forth in Section 4(t).

“Long-Form Registrations” will have the meaning set forth in Section 1(a).

“Member” will have the meaning set forth in the Members Agreement.

“Members Agreement” means the Amended and Restated Members Agreement, dated as of the date of this Agreement, by and among the Company and its Members, as in effect from time to time.

“Mezzanine Holders” means ARCC and ASE.

“Mezzanine Registrable Securities” means irrespective of which Person actually holds such securities, (i) any shares of Common Stock acquired by the Mezzanine Holders on or after the date of this Agreement, and (ii) any shares of Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a distribution, stock dividend, stock split, conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Mezzanine Registrable Securities, such securities will cease to be Mezzanine Registrable Securities (x) when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force), or (y) on the date when the holder of such Mezzanine Registrable Securities is able to sell all such securities in any three-month period without registration pursuant to Rule 144; provided that any security that ceases to be a Registrable Security by operation of this clause (y) will again be deemed to be a Registrable Security if a subsequent decrease in trading volume results in the holder thereof not being able to sell such securities during such period without registration pursuant to Rule 144. For purposes of this Agreement, a Person will be deemed to be a holder of Mezzanine Registrable Securities whenever such Person has the right to acquire such Mezzanine Registrable Securities (upon conversion or exercise or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Other Registrable Securities” means, irrespective of which Person actually holds such securities, (i) any shares of Common Stock held or acquired on or after the date hereof by a Stockholder that is not a holder of Series A Registrable Securities or Mezzanine Registrable Securities, and (ii) any shares of Common Stock issued or issuable with respect to the securities referred to in clauses (i) above by way of a distribution, stock dividend, stock split, conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Other Registrable Securities, such securities will cease to be Other Registrable Securities (x) when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), as in effect from time to time, or (y) on the date when the holder of such Other Registrable Securities is able to sell all such securities in any three-month period without registration pursuant to Rule 144 (or when such holder would otherwise be able to sell all such securities as of such date without registration pursuant to Rule 144 but for such holder being or having the right to designate a director of the Company or being part of a “group” (as such term is used in Section 13(d)(3) of the Securities Exchange Act) with a Person who is such a director or who has such a right); provided that any security that ceases to be a Registrable Security by operation of this clause (y) will again be deemed to be a Registrable Security if a subsequent decrease in trading volume results in the holder thereof not being able to sell such securities during such period without registration pursuant to Rule 144,. For purposes of this Agreement, a Person will be deemed to be a holder of Other Registrable Securities whenever such Person has the right to acquire such Other Registrable Securities (upon conversion or exercise or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Person” means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization or a government or any department or agency thereof.

“Piggyback Registration” will have the meaning set forth in Section 2(a).

“Records” will have the meaning set forth in Section 4(t).

“Registrable Securities” means, collectively, the Series A Registrable Securities, the Mezzanine Registrable Securities and the Other Registrable Securities.

“Registration Expenses” will have the meaning set forth in Section 5(a).

“Rule 144” means Rule 144 promulgated under the Securities Act, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended and in effect from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Senior Preferred Shares” has the meaning set forth in the Members Agreement.

“Series A Investor” has the meaning set forth in the Members Agreement.

“Series A Registrable Securities” means irrespective of which Person actually holds such securities, (i) any shares of Common Stock acquired by ABRY, the New Mezzanine Investors, or any other Series A Investor on or at any time after December 29, 2006, including on the date hereof, pursuant to either the Initial Investor Securities Purchase Agreement or the New Investor Securities Purchase Agreement (or a joinder thereto) (as each is defined in the Members Agreement) or otherwise, and (ii) any shares of Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a distribution, stock dividend, stock split, conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Series A Registrable Securities, such securities will cease to be Series A Registrable Securities (x) when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) or (y) on the date when the holder of such Series A Registrable Securities is able to sell all such securities in any three-month period without registration pursuant to Rule 144 (or when such holder would otherwise be able to sell all such securities as of such date without registration pursuant to Rule 144 but for such holder being or having the right to designate a director of the Company or being part of a “group” (as such term is used in Section 13(d)(3) of the Securities Exchange Act) with a Person who is such a director or who has such a right); provided that any security that ceases to be a Registrable Security by operation of this clause (y) will again be deemed to be a Registrable Security if a subsequent decrease in trading volume results in the holder thereof not being able to sell such securities during such period without registration pursuant to Rule 144,. For purposes of this Agreement, a Person will be deemed to be a holder of Series A Registrable Securities whenever such Person has the right to acquire such Series A Registrable Securities (upon conversion or exercise or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Short-Form Registrations” will have the meaning set forth in Section 1(a).

“Stockholders” will have the meaning set forth in the first paragraph of this Agreement.

“Subsidiaries” means, with respect to any Person:

(a) any corporation a majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(b) any partnership, limited liability company, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing director, managing member or general partner of such partnership, limited liability company, association or other business entity.

“Successor Corporation” will have the meaning set forth in Section 7 of the Members Agreement.

“Takedown” will have the meaning set forth in Section 1(d)(ii).

10. Miscellaneous.

(a) No Inconsistent Agreements. The Company will not after the execution of this Agreement enter into any agreement with respect to its Equity Securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its Equity Securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares).

(c) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(d) Amendments and Waivers. Except as otherwise provided in this Agreement, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities; provided that no such amendment or waiver will materially and adversely affect the rights hereunder of any of the parties hereto when compared with its effect on the other similarly-situated parties to this Agreement without the prior written approval of such materially and adversely affected party.

(e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties to this Agreement will bind and inure to the benefit of the respective successors and assigns of the parties to this Agreement whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities (including as holders of Series A Registrable Securities or Mezzanine Registrable Securities, as applicable) are also for the benefit of, and enforceable by, any subsequent holder of such Registrable Securities.

(f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g) Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(h) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms of such agreement, document or instrument, and if applicable, of this Agreement. The use of the words “include” or “including” in this Agreement will be by way of example rather than by limitation. The use of the words “or,” “either” or “any” will not be exclusive. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement will be deemed not to provide any evidence as to the meaning of any provision of this Agreement or the intent of the parties hereto with respect to this Agreement.

(i) GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND

ENFORCEMENT OF THIS AGREEMENT AND ANY EXHIBITS AND SCHEDULES TO THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(j) Notices. All communications or notices required or permitted by this Agreement will be in writing and will be deemed to have been given (a) on the date of personal delivery to the recipient or an officer of the recipient, or (b) when sent by facsimile machine to the number shown below on the date of such confirmed facsimile transmission (provided that a confirming copy is sent via overnight mail), or (c) on the Business Day following the date when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested on the date set forth in the records of such delivery service or on the third day after so deposited in the United States mail, in each case, addressed as follows:

If to the Company, to:

CT Technologies Holdings, LLC

875 North Michigan Avenue

Suite 3640

Chicago, Illinois 60611

Facsimile: (312) 255-0060

Attention: Patrick J. Haynes, III

with copies (which will not constitute notice to the Company), to:

Kirkland & Ellis LLP

Citigroup Center

153 E. 53rd Street

New York, NY 10022

Attention: Armand A. Della Monica

Facsimile: (212) 446-4900

if to ABRY, to:

c/o ABRY Partners, LLC

111 Huntington Avenue, 30th Floor

Boston, MA 02199

Attention: Jay Grossman, Erik Brooks, Hilary Grove

Facsimile: (617) 859-7205

with a copy (which will not constitute notice to ABRY), to:

Kirkland & Ellis LLP

Citigroup Center

153 E. 53rd Street

New York, NY 10022

Attention:      Armand A. Della Monica

Facsimile:     (212) 446-4900

if to any other Stockholder:

to the address specified for

such Stockholder in the books

and records of the Company

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(k) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(l) Transfer. Prior to transferring any shares of Common Stock (other than a transfer pursuant to which such shares of Common Stock cease to be Registrable Securities) to any Person, the Person transferring such shares will cause the prospective transferee to execute and deliver to the Company (for itself and as the agent of the other Stockholders), a counterpart to this Agreement pursuant to which the prospective transferee agrees to be bound by this Agreement to the same extent as the Person transferring such shares of Common Stock with respect to the shares of Common Stock so transferred.

(m) Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embodies the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way (including the Existing Agreement). This Agreement shall be deemed effective on the date hereof upon the execution hereof.

*          *          *          *             *

SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

CT TECHNOLOGIES HOLDINGS, LLC

By:	/s/ Michael J. Labedz
Name:	Michael J. Labedz
Title:	Vice President and Secretary

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

ABRY SENIOR EQUITY II, L.P.

By:	ABRY Senior Equity Investors II, L.P., Its General Partner

By:	ABRY Senior Equity Holdings II, LLC, Its Sole General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:

ABRY SENIOR EQUITY II-A, L.P.

By:	ABRY Senior Equity Investors II, L.P., Its General Partner

By:	ABRY Senior Equity Holdings II, LLC, Its Sole General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:

ABRY SENIOR EQUITY CO-INVESTMENT FUND, L.P.

By:	ABRY Senior Equity Co-Investment GP, LLC Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

ABRY PARTNERS V, L.P.

By:	ABRY V Capital Partners, L.P., Its General Partner

By:	ABRY V Capital Investors, LLC, Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:

ABRY PARTNERS V AFFILIATED INVESTORS, L.P.

By:	ABRY V Capital Partners, L.P., Its General Partner

By:	ABRY V Capital Investors, LLC, Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:

ABRY INVESTMENT PARTNERSHIP, L.P.

By:	ABRY Investment GP, LLC, Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

ABRY PARTNERS VI, L.P.

By:	ABRY VI CAPITAL PARTNERS, L.P.,
Its General Partner

By:	ABRY VI Capital Investors, LLC,
Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement on the day and year first above written.

ARES CAPITAL CORPORATION, a Maryland corporation

By:	/s/ Joshua M. Bloomstein
Name:	JOSHUA M. BLOOMSTEIN
Title:	AUTHORIZED SIGNATORY

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement on the day and year first above written.

PENNANTPARK INVESTMENT CORPORATION

By:	/s/ Arthur Penn
Name:	Arthur Penn
Title:	CEO

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement on the day and year first above written.

NEW YORK LIFE INVESTMENT MANAGEMENT MEZZANINE PARTNERS II, LP

By:	NYLIM Mezzanine Partners II GenPar, LP, Its General Partner

By:	NYLIM Mezzanine Partners II GenPar GP, LLC, Its General Partner

By:	/s/ Susan Ruskin
Name:	SUSAN RUSKIN
Title:	VICE PRESIDENT

NYLIM MEZZANINE PARTNERS II PARALLEL FUND, LP

By:	NYLIM Mezzanine Partners II GenPar, LP,
Its General Partner

By:	NYLIM Mezzanine Partners II GenPar GP, LLC,
Its General Partner

By:	/s/ Susan Ruskin
Name:	SUSAN RUSKIN
Title:	VICE PRESIDENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement on the day and year first above written.

DLJ INVESTMENT PARTNERS III, L.P.

By:	DLJ Investment Associates III, L.P.,
Its General Partner

By:	DLJ Investment Partners, Inc.,
Its General Partner

By:	/s/ Doug Lodden
Name:	Doug Lodden
Title:	Principal

DLJ INVESTMENT PARTNERS, L.P.

By:	DLJ Investment Associates III, L.P.,
Its General Partner

By:	DLJ Investment Partners, Inc.,
Its General Partner

By:	/s/ Doug Lodden
Name:	Doug Lodden
Title:	Principal

IP III PLAN INVESTORS, L.P.

By:	DLJ LBO Plans Management Corporation,
Its Managing General Partner

By:	/s/ Edward Nodel
Name:	Edward Nodel
Title:	Vice President

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

WAVELAND, LLC

By:	/s/ Patrick J. Haynes, III
Name:	Patrick J. Haynes, III
Title:	Sole Manager

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Michael J. Labedz
Michael J. Labedz

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ James Twellman
James Twellman

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Gerald L. Hansberger
Gerald L. Hansberger

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Brian Grazzini
Brian Grazzini

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Steve Roberts
Steve Roberts

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Matthew J. Rohs
Matthew J. Rohs

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Larry Armold
Larry Armold

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Torrey Barnhouse
Torrey Barnhouse

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Kerry de Vallette
Kerry de Vallette

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Lisa Fleming
Lisa Fleming

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Gene Guertin
Gene Guertin

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Daniel H. Linker III
Daniel H. Linker III

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Joan Moreau
Joan Moreau

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Cheryl R. Schmidt
Cheryl R. Schmidt

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Susan Schneider
Susan Schneider

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Keith W. Thomas
Keith W. Thomas

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Amber Doster
Amber Doster

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ David Hamilton
David Hamilton

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Cindy L. Kellogg
Cindy L. Kellogg

[Signature Page to the Registration Rights Agreement]

Exhibit A

JOINDER TO THE

REGISTRATION RIGHTS AGREEMENT

THIS JOINDER (this “Joinder”) is made and entered into as of [                    ], by and between CT Technologies Holdings, LLC, a Delaware limited liability company (the “Company”), and [                    ] (“Holder”). This Joinder joins Holder to the Amended and Restated Registration Rights Agreement (the “Agreement”), dated as of September 22, 2008, by and among the Company and each of the Stockholders (as defined in the Agreement). Capitalized terms used in this Joinder but not otherwise defined will have the meanings set forth in the Agreement.

WHEREAS, (i) Holder has acquired certain shares of Common Stock (or Equity Securities convertible, directly or indirectly, into shares of Common Stock), (ii) the Company desires to grant to Holder certain registration rights in accordance with the terms of the Agreement and each of the Stockholders consents to the granting of such registration rights, and (iii) it is a condition to the transfer or issuance to the Holder that Holder agrees to be bound by the terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Joinder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. Holder agrees that upon execution of this Joinder, Holder will become a party to the Agreement and will be fully bound by, and subject to all of the covenants, terms and conditions of the Agreement as though an original party to the Agreement and the shares of Common Stock held by Holder will be deemed [Series A] [Other]1 Registrable Securities for all purposes of the Agreement, subject to the terms and conditions contained in the Agreement. The Company and each of the Stockholders agree that upon execution of this Agreement, the Common Stock held by Holder will be deemed [Series A] [Other]2 Registrable Securities for all purposes of the Agreement, subject to the terms and conditions of the Agreement.

2. Successors and Assigns. Except as otherwise provided in this Joinder, this Joinder will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of the shares of Common Stock initially held by Holder and the respective successors and assigns of each of them, so long as they hold such shares.

3. Counterparts. This Joinder may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

4. Governing Law. All questions concerning the construction, validity and interpretation of this Joinder will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law

[1]	As applicable.
[2]	As applicable.

provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

*        *        *        *        *

IN WITNESS WHEREOF, the parties to this Joinder have executed this Joinder as of the date first above written.

CT TECHNOLOGIES HOLDINGS, LLC

By:
Name:
Title:

Holder Signature Page:

Name:

By:
Name:
Title:

Address:

Facsimile: